EXHIBIT 10.4

PERFORMANCE STOCK UNIT AGREEMENT
PURSUANT TO THE
NYSE EURONEXT OMNIBUS INCENTIVE PLAN

This Agreement (this “Agreement”), entered into as of February 6, 2013, by and between NYSE Euronext (together with its successors or any acquirer, including the Acquirer (as defined in Section 2(d)(ii) below)), the “Company”) and Duncan Niederauer (the “Participant”).
WITNESSETH:
WHEREAS, the Company has adopted the NYSE Euronext Omnibus Incentive Plan (the “Plan”), which is administered by the committee appointed by the Company’s Board of Directors (the “Committee”); and
WHEREAS, pursuant to Section 9.1 of the Plan, the Committee may grant performance stock units to the Participant, as an Eligible Employee.
NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Grant of Performance Stock Units.
Subject to the restrictions and other conditions set forth herein and in the Plan, the Committee has authorized this grant of performance stock units (“PSUs”) in the amount of 85,179 PSUs (the “Grant Date Amount”) to the Participant on February 6, 2013 (the “Grant Date”).
2. Vesting and Distribution Schedule.
(a)    Vesting Generally. The PSUs shall vest to the extent that both the “Service Condition” and the “Performance Condition” are satisfied as of the “Measurement Date” (as such terms are defined below). For the avoidance of doubt, if no percentage of either the Performance Condition or Service Condition is satisfied as of the Measurement Date, the PSUs shall not vest and shall be forfeited in their entirety without any payment to the Participant.
(b)    Service Condition. Subject to Section 2(f), the Service Condition shall be satisfied (fully or on a pro rata basis, as applicable) as of the first to occur of the following in clauses (i), (ii) and (iii):
(i)    The Service Condition shall be fully satisfied as of December 31, 2015 (the “Measurement Date”); provided that the Participant has not experienced a Termination at any time prior to the Measurement Date.
(ii)    Upon Termination of the Participant as a result of Disability, death or an Involuntary Termination, in each case at any time prior to the Measurement Date, a percentage of the Service Condition shall be satisfied as of the date of such Termination, as applicable, which percentage shall equal (x) the number of days during the period commencing on January 1, 2013 (the “Start Date”) and ending on the date of such Termination, divided by (y) the number of days during the period commencing on the Start Date and ending on the Measurement Date, and multiplied by (z) 100, and the remaining percentage of the Service Condition thereafter shall not be eligible to be satisfied.
(iii)    Upon a Termination of the Participant as a result of a Retirement at any time prior to the Measurement Date, the Service Condition shall be fully satisfied as of the date of such Termination.
(iv)    Upon a Termination of the Participant at any time prior to the Measurement Date for any reason other than as a result of an Involuntary Termination, Disability, death or Retirement, the PSUs shall be forfeited in their entirety without any payment to the Participant.
“Involuntary Termination” shall have the meaning assigned to such term (or a like term including, without limitation, a termination of employment by the Company without “cause” or by the Participant for “good reason”) in an employment agreement entered into between the Participant and the Company or an Affiliate that is in effect as of the date of such Termination (the “Employment Agreement”), or if no such agreement is in effect as of the date of such Termination, shall mean the Termination of the Participant by the Company or an Affiliate, without Cause, including (without limitation) pursuant to a formal division, department or organization-wide reduction in force. If, upon the Participant’s Termination, the Participant does not have an employment agreement with the Company or an Affiliate that defines Involuntary Termination, each of the Committee (or, following the Merger Closing (as defined in Section 2(d)(ii) below), any successor to the Committee or any committee of the Acquirer) and the Company’s senior Human Resources officer (and any designee thereof) shall have the discretion to determine whether the Participant’s employment has been terminated pursuant to an Involuntary Termination for purposes of the Plan and this Agreement. Such decision shall be final and binding on the Participant, the Company, its Affiliates and all of their respective successors and assigns.
(c)    Performance Condition. Subject to the Payout Cap (as defined below), if as of the Measurement Date:

(i)    “Company TSR” equals “S&P 500 TSR” (as such terms are defined below), 100% of the Performance Condition will be satisfied as of such date;
(ii)    Company TSR exceeds S&P 500 TSR, then the percentage of the Performance Condition that will be satisfied as of such date will equal the sum of (x) 100% plus (y) 1% (or part thereof, rounded to two decimal places) for each percentage point (or part thereof) by which Company TSR exceeds S&P 500 TSR; provided that in no event shall the percentage of the Performance Condition that is satisfied exceed 200%; and
(iii)    Company TSR is less than S&P 500 TSR, then the percentage of the Performance Condition that will be satisfied as of such date will equal (x) 100% minus (y) 1% (or part thereof, rounded to two decimal places) for each percentage point (or part thereof) by which Company TSR is less than S&P 500 TSR; provided that in no event shall any percentage of the Performance Condition be satisfied if Company TSR is more than 25 percentage points less than S&P 500 TSR.
The following terms shall have the following meanings:
“Company TSR” means (x) the End Price of a share of Common Stock minus the Start Price of a share of Common Stock, divided by (y) such Start Price and multiplied by (z) 100, assuming for such purpose the reinvestment in shares of the pre-tax value of the dividends, if any, paid on such share for any dividend record dates that occur during the period beginning on the Start Date and ending on the Measurement Date.
“Start Price” means the average of the Fair Market Value of a share of Common Stock on each of the 30 trading days ending with the last trading day preceding the Start Date.
“End Price” means the average of the Fair Market Value of a share of Common Stock on each of the 30 trading days ending with the Measurement Date or, if the Measurement Date is not a trading day, the last trading day preceding the Measurement Date.
“S&P 500 TSR” means total shareholder return for the S&P 500 for the period beginning on the Start Date and ending on the Measurement Date, as reflected in the S&P 500 Total Return Index as reported by Bloomberg.
The Committee shall adjust equitably the Start Price and/or the End Price, as calculated in accordance with the definitions thereof set forth above, to reflect any corporate transaction or event set forth in Section 4.2(b) of the Plan that affects a share of Common Stock if such adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Award.
(d)     Change of Control. Notwithstanding the provisions of Sections 2(b) and (c), in the event of a Change of Control, the provisions of this Section 2(d) shall apply:
(i)    In the event of a Change of Control other than the Merger Closing, the Committee shall determine, in its sole and equitable discretion, whether the PSUs shall (x) fully or partially vest or (y) be continued, assumed, cancelled in consideration of a cash payment or have new rights substituted therefor.
(ii)    On the closing (the “Merger Closing”) of the transactions contemplated by the Amended and Restated Agreement and Plan of Merger by and among the Company, IntercontinentalExchange, Inc., IntercontinentalExchange Group, Inc. (the “Acquirer”), Braves Merger Sub, Inc. and Baseball Merger Sub, LLC, dated as of March 19, 2013 (as may be amended from time to time, the “Merger Agreement”), (x) the Performance Condition will be deemed satisfied at the percentage equal to the greater of (A) 100% and (B) the percentage that would have been satisfied as of the Merger Closing based on the level of actual attainment of the Performance Condition, assuming for such purpose that the Measurement Date was the last day of the month ending prior to the month in which the Merger Closing occurs, and (y) the PSUs will remain subject to the Service Condition through the regularly scheduled Measurement Date in accordance with the terms of this Agreement.
(e)    Distribution. As soon as practicable after the Measurement Date, the Committee shall determine the number of PSUs, if any, that vested as of such date in accordance with this Section 2, which number shall equal the product of (x) the percentage of the Service Condition that was attained as of such date (which for the avoidance of doubt shall in no event exceed 100%), multiplied by (y) the percentage of the Performance Condition that was attained as of such date (which for the avoidance of doubt shall in no event exceed 200%) multiplied by (z) subject to Section 12, the Grant Date Amount. For each PSU, if any, that vests in accordance with the preceding sentence, the Company shall distribute to the Participant one share of Common Stock (such shares, collectively, the “PSU Shares”) as soon as practicable after the Measurement Date (and in all events not later than 60 days after such date); provided, however, that subject to Section 12, if the PSUs vest prior to the date that the Company’s shareholders approve an amendment to the Plan that would permit the PSUs to be settled in shares of Common Stock, the PSUs shall entitle the Participant to receive an amount in cash (the “Cash Amount”) equal to the Fair Market Value of the PSU Shares that otherwise would have been delivered to the Participant on the applicable vesting date (which value, for purposes of clarity, shall be determined based on the last sales price reported for the Common Stock on such vesting date, or if such vesting date is not a trading day, on the first trading day following such vesting date) in accordance with the terms of the Plan and this Agreement. Any PSUs that do not vest in accordance with this Section 2 shall be forfeited without any payment to the Participant. No fractional shares shall be delivered under this Agreement, and so any fractional share that may be payable shall be rounded to the nearest whole share. Notwithstanding the foregoing, in no event shall the Fair Market Value of the PSU Shares (or, if applicable, the Cash Amount) that are delivered under this Section 2(e) exceed $6,000,000 as of the Measurement Date (the “Payout Cap”).

(f)    Release. Upon a Termination of the Participant as a result of an Involuntary Termination or Retirement, the Participant’s entitlement, if any, to distribution of the PSU Shares (or, if applicable, the Cash Amount) in accordance with Section 2(e) shall be subject to (x) any requirement set forth in the Employment Agreement to execute and not revoke a release of claims or (y) if no such agreement is then in effect, the Participant’s execution and non-revocation (not later than 60 days after such Termination) of a legally sufficient release in a form then to be provided by the Company.
3. Rights as a Stockholder; Transferability.
The Participant shall have no rights as a stockholder with respect to the PSU Shares, if applicable, unless and until the Participant has become the holder of record upon distribution of such Shares. Adjustments shall be made for dividends in cash or other property, distributions or other rights with respect to the PSUs or, if applicable, the PSU Shares only to the extent expressly provided in the Plan. Unless and until the PSU Shares, if applicable, are distributed to the Participant, such PSU Shares shall not be Transferable by the Participant.
4. Withholding.
The Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state and local or foreign taxes that the Company is required to withhold at any time with respect to the PSUs and the PSU Shares (or, if applicable, the Cash Amount), including by the Company withholding a number of PSU Shares, if applicable, to be delivered hereunder, or an amount in cash (including from the Cash Amount, if applicable), necessary to satisfy the minimum withholding obligations based on the Fair Market Value of such PSU Shares, if applicable, on the delivery date. In the absence of such arrangements, the Company or one of its Affiliates shall have the right to withhold such taxes from the Participant’s normal pay or other amounts payable to the Participant to the extent permitted under applicable law. In addition, any statutorily required withholding obligation may be satisfied, in whole or in part, at the Participant’s election, in the form and manner prescribed by the Committee, including by delivery of shares of Common Stock (including, if applicable, PSU Shares).
5. Controlling Provisions.
Except as otherwise expressly provided herein, this Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. Capitalized terms in this Agreement that are not otherwise defined shall have the same meanings as set forth in the Plan. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, this Agreement shall control. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.
6. Amendment; Section 409A of the Code.
To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with Section 409A of the Code or any other applicable law and may also amend, suspend or terminate this Agreement subject to the terms of the Plan; provided that no such amendment shall impair the Participant’s rights hereunder without his prior written consent. While the Company does not guarantee any particular tax treatment with respect to the PSUs and the PSU Shares (or, if applicable, the Cash Amount), payment of the PSU Shares (or, if applicable, the Cash Amount) is intended either to qualify as a “short-term deferral” under Section 409A of the Code or to comply with Section 409A. Notwithstanding anything contained herein to the contrary, (a) if the PSUs constitute nonqualified deferred compensation under Section 409A of the Code, a termination of the Participant’s employment shall not be deemed to have occurred for purposes of payment of the PSU Shares (or, if applicable, the Cash Amount) unless such termination also constitutes a “separation from service” under Section 409A of the Code, and all references in this Agreement to “Termination”, “Involuntary Termination” or like terms shall be deemed to mean “separation from service,” and (b) if the Committee considers the Participant to be one of the Company’s “specified employees” under Section 409A of the Code at the time of the Participant’s Termination and such Termination constitutes a “separation from service” under Section 409A, any distribution that otherwise would be made to the Participant with respect to the PSUs as a result of such Termination shall not be made until the date that is six months after such Termination, except to the extent that earlier distribution would not result in the Participant incurring interest or additional tax under Section 409A of the Code.
7. Notices.
Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):
If to the Company, to:
NYSE Euronext
11 Wall Street, 16th Floor
New York, New York 10005

Attention: [insert name]
If to the Participant, to the address on file with the Company.
8. No Obligation to Continue Employment.
This Agreement is not an agreement of employment. This Agreement does not guarantee that the Company or its Affiliates will employ or retain, or continue to employ or retain, the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which any PSU is outstanding, nor does it modify in any respect the Company’s or its Affiliates’ right to terminate or modify the Participant’s employment or compensation.

9. Issuance of Common Stock.
The Participant agrees that the Company shall not be obligated to deliver any PSU Shares, if applicable, if the Company reasonably determines that such sale or delivery would violate any applicable law, rule or regulation of any governmental authority or any applicable rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. In the event of any such restriction (other than one due to insider trading issues), the Company shall take all such action as may be necessary or appropriate to eliminate such restriction at the earliest practicable date. All PSU Shares, if applicable, when issued shall be duly authorized and shall be (a) validly issued, fully paid and non-assessable, (b) registered for sale, and for resale, by the Participant under federal and state securities laws and shall remain registered so long as the shares may not be freely sold in the absence of such registration and (c) listed, or otherwise qualified, for trading in the United States, on each national securities exchange or national securities market system on which the Common Stock is listed or qualified. Except as expressly provided herein, the Company shall not otherwise have any right not to deliver the PSU Shares, if applicable.
10. Miscellaneous.
     (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.
     (b) Provisions contained in the Employment Agreement, if applicable, relating to golden parachute tax (contingent cutback), mitigation and offset, resolution of disputes, governing law and survival of the Employment Agreement are incorporated mutatis mutandis into this Agreement.
     (c) If any provision of this Agreement shall be declared by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable.
11. Transfer of Personal Data.
The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Affiliate) of any personal data information related to the PSUs, for legitimate business purposes (including, without limitation, the administration of the Plan) out of the Participant’s home country and including to countries with less data protection than the data protection provided by the Participant’s home country. This authorization/consent is freely given by the Participant.

12. Form of Settlement
(a) Notwithstanding anything in this Agreement or, if applicable, the Employment Agreement to the contrary, if, prior to the Merger Closing, the Company’s shareholders do not approve an amendment to the Plan that would permit the PSUs to be settled in shares of Common Stock, then, with respect to each PSU that is outstanding as of the Merger Closing and that converts into a performance stock unit denominated in shares of the Acquirer’s common stock pursuant to the terms of the Merger Agreement, the Acquirer shall have the right to determine, in its sole discretion, whether the Participant shall receive, in settlement of each such PSU, at the time such PSU vests and settles in accordance with its terms, either (i) the number of shares of the Acquirer’s common stock that is subject to such PSU, as determined by the Acquirer in accordance with the terms of the Merger Agreement, or (ii) an amount in cash equal to the aggregate fair market value of such number of shares of the Acquirer’s common stock, as determined by the Acquirer in good faith.
  (b) By accepting the PSUs subject to this Agreement, the Participant agrees that, notwithstanding anything in the agreement dated May 1, 2012 pursuant to which the Participant was granted performance stock units that were outstanding as of December 20, 2012 (the “Prior PSUs”) or, if applicable, the Employment Agreement, any of the Prior PSUs that vest prior to the date that the Company’s shareholders approve an amendment to the Plan that would permit such Prior PSUs to be settled in the applicable number of shares of Common Stock shall entitle the Participant to receive the applicable Cash Amount on the applicable vesting date in accordance with the terms of the Plan and such agreement, and such agreement shall be deemed to be amended to incorporate therein mutatis mutandis the cash-settlement provisions of this Agreement; provided, however, that if the Merger Closing occurs, then, with respect to each Prior PSU that is outstanding as of the Merger Closing and that converts into a performance stock unit denominated in shares of the Acquirer’s common stock pursuant to the terms of the Merger Agreement, the Acquirer shall have the right to determine, in its sole discretion, whether the Participant shall receive, in settlement of each such Prior PSU, at the time such Prior PSU vests and settles in accordance with its terms, either (i) the number of shares of the Acquirer’s common stock that is subject to the Prior PSU, as determined by the

Acquirer in accordance with the terms of the Merger Agreement, or (ii) an amount in cash equal to the aggregate fair market value of such number of shares of the Acquirer’s common stock, as determined by the Acquirer in good faith.

13. NO ACQUIRED RIGHTS.
THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT: (A) THE COMPANY MAY TERMINATE OR AMEND THE PLAN AT ANY TIME; (B) SUBJECT TO THE EMPLOYMENT AGREEMENT, THE AWARD OF PERFORMANCE STOCK UNITS MADE UNDER THIS AGREEMENT IS EXCEPTIONAL AND UNIQUE AND IS COMPLETELY INDEPENDENT OF ANY OTHER AWARD OR GRANT AND IS MADE AT THE SOLE DISCRETION OF THE COMPANY; AND (C) NO PAST GRANTS OR AWARDS (INCLUDING, WITHOUT LIMITATION, THE PERFORMANCE STOCK UNITS AWARDED HEREUNDER) GIVE THE PARTICIPANT ANY RIGHT TO ANY GRANTS OR AWARDS IN THE FUTURE WHATSOEVER.
[Signature page follows]

Acceptance of this Agreement by the Participant constitutes acceptance of all of the terms and conditions set forth herein, effective as of the day and year first set forth above.

NYSE EURONEXT

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Name:
Title: